Exhibit 99.1

Copley Acquisition Corp Announces Shareholder Approval of Extension of Termination Date and Contribution to Trust Account to Extend Termination Date

Hong Kong, November 5, 2026 — Copley Acquisition Corp (NYSE: COPL, the “Company”), a special purpose acquisition company, announced today that at an extraordinary general meeting of its shareholders convened on October 29, 2026 and adjourned to November 2, 2026 (the “Extraordinary General Meeting”), the Company’s shareholders approved, by special resolution, a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to permit the Company, by resolution of the Company’s board of directors, to extend the date by which the Company must consummate an initial business combination (the “Termination Date”) up to 12 times, by one month each time, from November 2, 2026 to November 2, 2027 (i.e., for a period of time ending up to 30 months after the consummation of its initial public offering), provided that, for each such monthly extension, the Company deposits, or causes to be deposited, $200,000 into the Company’s trust account (the “Trust Account”) (the “Extension Amendment”). The Extension Amendment became effective upon its approval by the Company’s shareholders on November 2, 2026. In connection therewith, on November 2, 2026, the Company issued an unsecured non-interest-bearing promissory note to Copley Acquisition Sponsors, LLC, the Company’s sponsor (the “Sponsor”), with a principal amount of $2,400,000, pursuant to which the Sponsor agreed to loan to the Company up to $2,400,000 to be deposited into the Trust Account. The note matures upon the earlier of the closing of the Company’s initial business combination and the Company’s liquidation.

At the Extraordinary General Meeting, the Company’s shareholders also approved a proposal to amend the Investment Management Trust Agreement, dated as of April 30, 2025, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from November 2, 2026 to November 2, 2027. The Company and the Trustee entered into the amendment to the Investment Management Trust Agreement on November 2, 2026.

In connection with the extension, the Company has caused $200,000 to be deposited into the Trust Account as the first drawdown under the promissory note, in order to extend the period of time the Company has to complete an initial business combination for an additional one (1) month period, from November 2, 2026 to December 2, 2026. The Company will cause an additional $200,000 to be deposited into the Trust Account for each subsequent monthly extension needed by the Company to complete an initial business combination. The purpose of the extension is to provide time for the Company to complete an initial business combination.

In connection with the Extraordinary General Meeting, holders of 12,889,720 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.63 per share, for an aggregate redemption amount of approximately $137,119,390.16. Following such redemptions, approximately $46,241,913.77 will remain in the Trust Account and 4,550,280 Class A ordinary shares will remain issued and outstanding.

About Copley Acquisition Corp

Copley Acquisition Corp is a blank check company incorporated in the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s units, Class A ordinary shares and warrants are listed on the New York Stock Exchange under the symbols “COPLU,” “COPL” and “COPLW,” respectively.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including statements about the successful consummation of the Company’s initial business combination, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, uncertainties relating to the implementation of the Extension Amendment and the amendment to the Investment Management Trust Agreement, the amount of redemption requests made by the Company’s public shareholders and the funds that will remain in the Trust Account following such redemptions, the Company’s ability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under the heading “Risk Factors” and in other reports the Company has filed, or will file, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

For investor and media inquiries, please contact:

Copley Acquisition Corp

Francis Chi Yin Ng

Co-Chief Executive Officer

Email: francis.ng@copleyacquisition.com

Phone: +852 2861 3335